                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT
                              --------------------


     This Employment Agreement is entered into as of the 1st day of June, 1996 by and between Fox Kids Worldwide, Inc., a Delaware corporation ("Company") and Shuki Levy ("Employee"):


     1. ENGAGEMENT. Company hereby engages Employee to render services as Executive Vice-President and Supervising Producer of Live Action Programming of Company pursuant to the terms and conditions hereof, and Employee hereby accepts such engagement. Concurrently with the execution of this Agreement, the parties hereto acknowledge the termination of that certain Loan Out Agreement dated as of January 1, 1995 by and between Saban Entertainment, Inc. and Arpeggio Productions, Inc. Employee shall report solely to Haim Saban, the Chairman and Chief Executive Officer of Company, subject to the overall direction and supervision of Company's Board of Directors; provided that from and after a "Change of Control," as defined in Section 12, below, Employee agrees that he may be required to report to some other person. If Employee is elected to the Board of Directors of Company, Employee agrees to accept such appointment.

     2. NATURE AND PLACE OF SERVICES. Employee shall render all services usually and customarily rendered by and required of executives similarly employed in the entertainment industry and such other services as may be reasonably required by Company. The location of Employee's office shall be at Company's principal Southern California executive offices, which will be located at such place or places in Los Angeles County as the Board of Directors of Company shall from time to time designate; and the duties of Employee shall be performed at such offices, except for such travel as may from time to time be required.

     3. EXCLUSIVITY. Employee shall work for Company and its affiliates during the Term hereof on a full-time, non-exclusive basis. Notwithstanding the foregoing, the Company and its affiliates shall have priority on Employee's services during the Term of this Agreement, and Employee shall not render services of any nature to or for any other person, firm or corporation in connection with children's entertainment during the Term of this Agreement without the prior written consent of Company. For so long as Employee is employed pursuant to the terms hereof, Employee shall not become financially interested in or associated with, directly or indirectly, any other person or entity engaged in the production, distribution or exhibition of motion pictures, television programs, phonograph recording, or any visual or audio recordings of any kind (except in connection with Employee's employment as a composer by Bubale Music and/or 5161 Corporation), or in the broadcasting or music publishing businesses, anywhere in the world; provided, that Employee may invest in the capital stock or other securities of any corporation whose stock or other securities are publicly owned or are regularly traded on any securities exchange or in the over-the-counter market, so long as Employee's ownership of such securities does not

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

exceed 5% of the issued and outstanding securities of such entity and Employee's holdings in any one such entity does not in the aggregate cost Employee more than $100,000.

     4.   TERM. The term of this Agreement ("Term") shall commence on June
1, 1996 and, subject to termination as hereinafter provided, expire with the close of business on May 31, 1999. Each consecutive year of the Term ending on May 31 shall be referred to as a "Term Year."

     5.   COMPENSATION.

          (a) Fixed Annual Compensation. The Company shall pay to Employee, as consideration for all services rendered by Employee pursuant to this Agreement fixed compensation of Five Hundred Thousand Dollars ($500,000) per year for each Term Year hereunder.

          (b) Stock Options. On June 1, 1994, Employee and Saban Entertainment, Inc. entered into a Stock Option Agreement, a copy of which is attached to this Agreement. The Stock Option Agreement shall continue in full force and effect during the Term, with all references therein to "Consultant" and "engagement" being deemed to refer to and include, respectively, Employee and his engagement hereunder.

          (c) Bonuses. The Company may in its discretion grant to Employee a discretionary bonus for each Term Year.

          (d)  Employee Benefits.

                    (i) Reimbursements. Company shall reimburse Employee for all ordinary and necessary business, entertainment and other expenses reasonably incurred by Employee in the performance of Employee's duties and obligations under this Agreement, including reimbursement for air travel and accommodations for business travel. Company agrees to repay or reimburse Employee for such business expenses upon the presentation of itemized statements of such business expenses in accordance with Company's policy.

                    (ii) Annual Vacations. Employee shall be entitled to take four (4) weeks annual vacation for each Term Year.

                    (iii)  Health Insurance and Other Employee Benefits.
Company shall provide Employee with health insurance for him and his dependents no less favorable in benefits than any other employee of Company. To the extent that Company establishes any other employee benefit plan which provides benefits to executives of Company generally, Employee shall be entitled to participate in

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

such plan pursuant to the terms thereof, except that Company may exclude Employee's participation in any plan which is a stock option plan or plan similar to a stock option plan.

     6.   [INTENTIONALLY DELETED]

     7.   REPRESENTATIONS AND WARRANTIES.

          (a) Representations of Employee. Employee represents and warrants that Employee has all right, power, authority and capacity, and is free, to enter into this Agreement; that by doing so Employee will not violate or interfere with the rights of any other person or entity; and that Employee is not subject to any contract, understanding or obligation which will or might prevent, interfere with or impair the performance of this Agreement by Employee. Employee will indemnify and hold Company harmless with respect to any losses, liabilities, demands, claims, fees, expenses, damages and costs (including attorneys fees and court costs) resulting from or arising out of any claim or action based upon Employee's entering into this Agreement.

          (b) Representations of Company. Company represents and warrants that Company has all right, power and authority, without the consent of any other person, to execute and deliver, and perform its obligations under, this Agreement. All corporate and other actions required to be taken by Company to authorize the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby have been duly and properly taken. This Agreement is the lawful, valid and legally binding obligation of Company, enforceable in accordance with its terms.

          (c) Materiality of Representations. The representations, warranties and covenants set forth in this Agreement shall be deemed to be material and to have been relied upon by the parties hereto.

     8.   RELATIONSHIP AND COVENANTS OF EMPLOYEE.

          (a) Covenant Not To Disclose. Employee shall not at any time during or after the termination of the Term, knowingly reveal, divulge or make known to any person (other than the Company or its affiliates) or use for Employee's own account any non-public information concerning or used by Company of which Employee was apprised or otherwise had become aware during the term of Employee's employment by Company (excluding any such information which becomes public for reasons other than Employee's breach of this Agreement or which Employee is required to disclose by law).

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

          (b) Covenant to Deliver Records. All memoranda, notes, records and other documents made or compiled by Employee, or made available to Employee during the term of this Agreement concerning the business of Company shall be Company's property and shall be delivered to Company on the termination of this Agreement or at any other time on request. Employee shall keep in confidence and shall not use for Employee or others, or divulge to others, any secret or confidential information, knowledge or data of Company obtained by Employee as a result of Company's employment, unless authorized by Company or required by law. Employee shall be entitled to retain for his own records copies of any and all memoranda, notes, records and other documents made or compiled by Employee during the Term of this Agreement.

          (c) Covenant Not To Divert. Employee shall not so long as Employee is employed hereunder, or if such employment shall terminate during or at the expiration of the Term, for a period of two years following such termination, directly or indirectly, either on Employee's own behalf, or as a member of a partnership, joint venture or corporation, or as an employee or agent on behalf of any person, firm, partnership, joint venture or corporation, either (i) solicit, induce (or attempt to induce), or endeavor to entice away any clients of Company (unless Company consents in writing), (ii) solicit, divert, or seek to develop or exploit any existing entertainment projects on which Company is working at the time of termination (unless Company thereafter advises Employee in writing that it has abandoned such project), or (iii) solicit, interfere with, induce (or attempt to induce) or endeavor to entice away any employee (other than Employee's assistant) associated with Company to become affiliated with him or any other person, firm, partnership, joint venture, corporation or business organization.

          (d) Limitations Upon Covenants. The provisions under this Paragraph 8 shall survive the termination of this Agreement. The parties hereto agree that, in the event any of the provisions set forth in this Paragraph 8 are held by any court or other duly constituted legal authority to be effective in any particular area or jurisdiction only if modified to limit their duration or scope or to be void or otherwise unenforceable in any particular area or jurisdiction, then such provisions shall be deemed amended and modified with respect to that particular area or jurisdiction so as to comply with the order of any such court or other duly constituted legal authority and, as to all other areas and jurisdictions, and as to all other provisions of this Paragraph 8, such provisions shall remain in full force and effect as set forth in this Agreement.

          (e) Remedies. Employee acknowledges that Company will have no adequate remedy at law if Employee violates the terms of the provisions of this Paragraph 8 or any other provisions of this

Agreement (including, without limitation, the exclusivity provisions of Paragraph 3, above). In such event, Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach or specific performance of this Agreement.

     9.   CERTAIN RIGHTS OF COMPANY.

          (a) Announcement. Company shall have the sole right to make a public announcement of the terms, provisions, or execution of this Agreement.

          (b) Use of Name, Likeness, and Biography. Company shall have the right (but not the obligation) to use, publish and broadcast, and to authorize others to do so, the name, approved likeness and approved biographical material of Employee to advertise, publicize and promote the business of Company and of affiliates, but not for the purposes of direct endorsement without Employee's consent. An "approved likeness" and "approved biographical material" shall be, respectively, any photograph or other depiction of Employee, or any biographical information or life story concerning the professional career of Employee, which has been submitted to and approved by Employee prior to its first use, publication or broadcast, such approval not to be unreasonably withheld.

          (c) Corporate Offices. In addition to his positions as Executive Vice-President and Supervising Producer of Live Action Programming of the Company, Company or its affiliates may from time to time appoint Employee to one or more corporate offices of Company or its affiliates. Employee agrees to accept such offices if consistent with Employee's stature and experience.

          (d) Right to Insure. Company shall have the right to secure in its own name, or otherwise, and at its own expense, life, health, accident or other insurance covering Employee, and Employee shall have no right, title or interest in and to such insurance. Employee shall assist Company in procuring such insurance by submitting to examinations and by signing such applications and other instruments as may be required by the insurance carriers to which application is made for any such insurance.

     10.  TERMINATION.

          (a) Disability. If Employee shall be rendered incapable by illness (physical or mental disability) of complying with the terms, provisions and conditions hereof on his part to be performed for a period in excess of 90 consecutive days or 250 days in the aggregate during the Term, then Company may, at its option, prior to the date Employee resumes the rendering of services, terminate this Agreement by written notice to that effect sent by registered or certified mail. Such termination shall terminate any and all obligations to Employee under this Agreement effective as of the date of such written notice except Employee's right to receive the Fixed Salary in Paragraph 5(a) for the Term Year in which the date of such written notice falls, pro-rated to the date of such written notice.

          (b) Death. In the event Employee dies during the Term of this Agreement, such death shall terminate any and all obligations to Employee under this Agreement effective as of the date of death except Employee's right to receive the Fixed Salary in Paragraph 5(a) for the Term Year in which the date of death falls, pro-rated to the date of death.

          (c) Cause. Company may terminate Employee's employment hereunder for cause, which shall mean (i) indictment of Employee for a felony or a crime involving a high degree of moral turpitude, (ii) the commission by Employee of an act or acts of dishonesty constituting a crime, which act or acts are intended to result, directly or indirectly, in gain or personal enrichment at the expense of Company or any of its subsidiaries or affiliates by Employee,
(iii) certification by a medical doctor that Employee is a habitual alcoholic or is a narcotic addict, (iv) Employee's material breach of this Agreement. Such termination shall terminate any and all obligations to Employee under this Agreement effective as of the date of such written notice except Employee's right to receive the Fixed Salary in Paragraph 5(a) for the Term Year in which the date of such written notice falls, pro-rated to the date of such written notice.

          (d) At Convenience of Company. Company shall have the absolute and unconditional right to terminate Employee's employment hereunder at any time, other than pursuant to Paragraphs 10(a), 10(b) or 10(c), by written notice to that effect delivered in person or sent by registered or certified mail. Such termination shall terminate any and all obligations to Employee under this Agreement effective as of the date of such written notice except (i) Employee's right to receive the Fixed Salary in Paragraph 5(a) for the Term Year in which the date of such written notice falls, pro-rated to the date of such written notice, and (ii) Employee's right to receive the Severance Pay provided in, and subject to the terms and conditions of, Paragraph 11 hereof.

          (e) At Employee's Election. Employee may terminate his employment hereunder upon Company's material breach of this Agreement by written notice to that effect delivered in person or sent by registered or certified mail. Such termination shall terminate any and all obligations of Company to Employee under this

Agreement, including liabilities with respect to such breach, effective as of the date of such written notice except (i) Employee's right to receive the Fixed Salary in Paragraph 5(a) for the Term Year in which the date of such written notice falls, pro-rated to the date of such written notice, and (ii) Employee's right to receive the Severance Pay provided in, and subject to the terms and conditions of, Paragraph 11 hereof.

     11. SEVERANCE PAY. In the event Employee's services are terminated by Company pursuant to Paragraph 10(d) or by Employee pursuant to Paragraph 10(e) above prior to the completion of the Term, Employee shall receive Employee's fixed salary set forth in Paragraph 5(a) hereof for the balance of the Term, payable in equal installments no less frequently than semi-monthly. The termination benefits contemplated by this Paragraph shall be reduced by the aggregate amount of any wages, salaries, fees or other compensation ("Earnings") earned by Employee during the period in which payments pursuant to the first sentence of this Paragraph are otherwise to be made, as compensation for full-time or part-time services rendered as an employee, consultant, manager, independent contractor or in any other employment capacity. For the purposes of determining the amount of such Earnings, if any, Employee shall apprise Company from time to time, upon its request, of such amounts earned, providing to Company such evidence thereof (on a confidential basis), including, without limitation, Employee's federal and state income tax returns, as Company may reasonably request.

     12.  CHANGE OF CONTROL.

          (a) For the purposes of this Section 12, the following definitions shall apply:

           The following events shall each constitute a "Change of Control" of
Company: (i) the acquisition of one or more shares of the voting securities of Company by any Acquiring Person, or any group of two or more Acquiring Persons acting in concert, as a result of which such Person or group beneficially owns fifty percent (50%) or more of the issued and outstanding voting securities of Company; (ii) the consolidation with, or merger with or into, any other entity, by Company and, in connection with such merger or consolidation, Company is not the continuing or surviving entity; (iii) the sale or transfer by other means by Company in one transaction or a series of related transactions, of assets or earning power aggregating fifty percent (50%) or more of the assets or earning power of Company and its subsidiaries (taken as a whole and calculated on the basis of Company's most recent regularly prepared financial statements) to any other person or persons (but excluding sales of inventory in the ordinary course of business). The determination as to which party to a merger or consolidation is the "continuing" or "surviving" corporation shall be made on the basis of the relative equity interests of the shareholders in the corporation existing after the merger or consolidation, as follows: if following any merger or reorganization, the holders of outstanding voting securities of Company immediately prior to the merger or consolidation beneficially own fifty percent (50%) or more of the voting power of the entity existing following the merger or consolidation, then for purposes of this Agreement, Company shall be the survivor or continuing corporation. In making the determination of beneficial ownership by the shareholders of a corporation immediately after the merger or consolidation, of equity securities which the shareholders owned immediately before the merger or consolidation, shares which they beneficially owned as shareholders of another party to the transaction shall be disregarded.

          "Acquiring Person" shall mean any individual, corporation, partnership, limited liability company or other entity or group other than Haim Saban or any other of the Saban Entities, Employee or Company or any of its wholly-owned subsidiaries.

          "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

          (b) If, in the event of a Change of Control of Company, any Acquiring Person or other person or group proposing to acquire control of Company and/or the business of Company (the "Proposed Acquiror") objects to any of the terms of this Agreement, Employee agrees to negotiate in good faith with Company to amend this Agreement in such manner as to make it acceptable to the Proposed Acquiror. Haim Saban and Company shall in any event use their best efforts to cause the Proposed Acquiror to accept the terms of this Agreement.

     13.  ARBITRATION.

          (a) The terms of this Paragraph 13 contain the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Agreement, except those arising under the provisions of Paragraph 8, above. The parties irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in accordance with the terms of this Paragraph 13; any attempt to circumvent the terms of this Paragraph 13 shall be null and void and of no force or effect.

          (b) Within ten (10) days after delivery of written notice (the "Notice of Dispute") of the existence and nature of any dispute given by any party to the other party, and unless otherwise provided herein in any specific instance, the parties shall each (i) appoint one
(1) lawyer actively engaged in the licensed and full time practice of law in the County of Los Angeles for a continuous period immediately preceding the date of delivery (the "Dispute Date") of the Notice of Dispute of not less than ten (10) years, but who has at no time ever represented or acted on behalf of any of the parties, and (ii) deliver written notice of the identity of such lawyer and a copy of his or her written acceptance of such appointment and acknowledgment of and agreement to be bound by the time constraints and other terms of this Paragraph 13 (the "Acceptance") to the other party hereto. In the event that any party fails to so act, that party's arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator. Within ten (10) days after such appointment and notice, such lawyers shall appoint a third lawyer (who, together with the first two (2) lawyers, shall hereinafter be referred to collectively as the "Arbitration Panel") of the same qualification and background as the first two (2) lawyers (including the qualification that he or she has at no time ever represented or acted on behalf of any of the parties) and shall deliver written notice of the identity of such lawyers and a copy of his or her written Acceptance of such appointment to each of the parties. If agreement cannot be reached on the appointment of a third lawyer within such period, such appointment and notification shall be made as rapidly as possible by any court of competent jurisdiction, by any licensing authority, agency or organization having jurisdiction over such lawyers, by any professional association of lawyers in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical membership boundaries of which extend to the County of Los Angeles, or by any arbitration association or organization in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographic boundaries of which extend to the County of Los Angeles, as determined by the party giving such Notice of Dispute and simultaneously confirmed in writing delivered by such party to the other party. Any such court, authority, agency, association or organization shall be entitled either to directly select such third lawyer or to designate in writing delivered to each of the parties an individual who shall do so. In the event of any subsequent vacancies or inabilities to perform among the Arbitration Panel, the lawyer or lawyers involved shall be replaced in accordance with the terms of this Paragraph 13 as if such replacement was an initial appointment to be made under this Paragraph 13 within the time constraints set forth in this Paragraph 13, measured from the date of notice of such vacancy or inability to the person or persons required to make such appointment, with all attendant consequences of failure to act timely if such appointment is not so made. Unless the parties shall otherwise agree, all arbitration proceedings shall be conducted at such location within Los Angeles County as the members of the

Arbitration Panel shall by majority vote from time to time designate.

     (c) Consistent with the terms of this Paragraph 13, the members of the Arbitration Panel shall utilize their utmost skill and shall apply themselves diligently so as to hear and decide, by majority vote, the outcome and resolution of any dispute or disagreement submitted to the Arbitration Panel as promptly as possible, but in any event on or before the expiration of sixty (60) days after the appointment of the members of the Arbitration Panel. None of the members of the Arbitration Panel shall have any liability whatsoever for any acts or omissions performed or omitted in good faith pursuant to the provisions of this Article.

     (d) The Arbitration Panel shall (i) enforce and interpret the rights and obligations set forth in this Agreement to the extent not prohibited by law,
(ii) fix and establish any and all rules as it shall consider appropriate in its sole and absolute discretion to govern the proceedings before it, including any and all rules of discovery, procedure and/or evidence, provided however, that such rules shall be consistent with such rules established by the American Arbitration Association and (iii) make and issue any and all orders, final or otherwise, and any all awards, as a court of competent jurisdiction sitting at law or in equity could make and issue and as it shall consider appropriate in its sole and absolute discretion, including the awarding of monetary damages (but specifically excluding the awarding of consequential, punitive or exemplary damages or the awarding of attorneys' fees and costs to either party) to the prevailing party as determined by the Arbitration Panel in its sole and absolute discretion, and the issuance of injunctive relief.

     (e) The decision of the Arbitration Panel shall be final and binding, and may be confirmed and entered by any court of competent jurisdiction at the request of any party and may not be appealed to any court of competent jurisdiction or otherwise, except upon a claim of fraud on the part of any member of the Arbitration Panel (except as to the arbitrator chosen by the party claiming the fraud), or on the basis of a manifest error as to the applicable law. The Arbitration Panel shall retain jurisdiction over any dispute until its award has been implemented, and judgment on any such award may be entered in any court having appropriate jurisdiction and may be enforced against either party and its assets pursuant to applicable laws and procedures.

     (f) Each member of the Arbitration Panel (i) shall be compensated for any and all services rendered under this Paragraph 13 at a rate of compensation equal to the sum of Two Hundred Fifty Dollars ($250.00) per hour, which sum shall be increased each year in accordance with annual increases in the Consumer Price Index for

Urban Wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside, California 1982-84 = 100 ("CPI"), and (ii) shall be reimbursed for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceedings before the Arbitration Panel. Such compensation and reimbursement shall be borne by the non-prevailing party as determined by the Arbitration Panel in its sole and absolute discretion, unless the Arbitration Panel does not make a determination that one of the parties is the prevailing party, in which case the parties shall bear the cost as fixed by the Arbitration Panel.

     14. INDEMNIFICATION. Concurrent with the execution and delivery of this Agreement, Company and Employee have entered into an Indemnification Agreement, pursuant to which, inter alia, Company has agreed, on the terms and conditions
                   ----- ----
therein set forth, to indemnify Employee against certain claims arising by reason of the fact that he is or was an officer or director of Company.

     15.  GENERAL.

          (a) Assignment; Successors; Affiliates. Company may assign this Agreement (or the interest of Company therein) to any affiliate of Company or to any entity which is a party to a merger, reorganization, or consolidation with Company or to a subsidiary of Company or to an entity or entities acquiring substantially all of the assets of Company or of any division with respect to which Employee is providing services (providing any such assignee assumes Company's obligations under this Agreement). Employee shall, if requested by Company, perform Employee's services and duties, as specified in this Agreement, to or for the benefit of any subsidiary or other affiliate of Company. Upon such assignment, acquisition, merger, consolidation, or reorganization, the term "Company" as used herein shall be deemed to refer to such assignee or such successor entity. Employee shall not have the right to assign Employee's interest in this Agreement, any rights under this Agreement or any duties imposed under this Agreement nor shall Employee (or Employee's spouse, heirs, beneficiaries, administrator's or executors) have the right to pledge, hypothecate or otherwise encumber Employee's right to receive compensation hereunder without the consent of Company.

          (b) Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          (c) Severability. It is agreed that if any term, covenant, provision, paragraph or condition of this Agreement shall be illegal, such illegality shall not invalidate the whole

Agreement but it shall be construed as if not containing the illegal part, and the rights and obligations of the parties shall be construed and enforced accordingly.

          (d) Entire Agreement. The parties hereto agree that this Agreement supersedes all existing agreements between Company and Employee, whether oral, written, expressed or implied, and contains the entire understanding and agreement between the parties. This Agreement shall not be amended, modified, or supplemented in any respect except by a subsequent written agreement entered into by both parties hereto.

          (e) Choice of Law. This Agreement and the performance hereunder shall be construed in accordance with and under and pursuant to the internal substantive laws of the State of California applicable to agreements fully executed and to be performed entirely in such state.

          (f) Notices. All communications and notices hereunder shall be in writing and shall be deemed to have been duly given and delivered personally if sent by united States registered or certified mail, postage prepaid:

     If to Company: Fox Kids Worldwide, Inc.

               10960 Wilshire Boulevard
               Los Angeles, California 90024
               Attn: Haim Saban

     With a copy to:

               Matthew G. Krane, Esq.
               Attorney
               2051 Hercules Drive
               Los Angeles, California 90046

     If to Employee:

               Shuki Levy
               c/o Saban Entertainment, Inc.
               10960 Wilshire Boulevard
               Los Angeles, CA  90024

or to such other addresses as my be designated in writing by either of the parties.

          (g) No Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or appoint any party the agent of any other party. No party shall hold itself out contrary to the terms of this paragraph and, except as otherwise specifically provided herein, no party shall become liable for the representation, act or omission of any other party. This Agreement is not for the benefit of any third party who is not referred to herein and shall not be deemed to give any right or remedy to any such third party.

          (h) Contractual Nomenclature. All reference herein to "Dollars" or "$" shall mean Dollars of the United States of America, its legal tender for all debts public and private. Where used herein and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

          (i) Time of Essence. Time is of the essence of each provision in this Agreement in which time is an element.

          (j) No Adverse Construction. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.


                                     * * *


     IN WITNESS WHEREOF, Company and Employee have executed this Agreement as of the _____ day of September 1996.



                    FOX KIDS WORLDWIDE, INC.



                    By   /s/ MEL WOODS
                       ---------------------------------
                       MEL WOODS


                         /s/ SHUKI LEVY
                       ---------------------------------
                       SHUKI LEVY

                             STOCK OPTION AGREEMENT
                             ----------------------



     This STOCK OPTION AGREEMENT (this "Option Agreement") is made and entered into as of the 1st day of June, 1994 by and between Saban Entertainment, Inc., a Delaware corporation ("Company"), and Shuki Levy ("Consultant"):

                                R E C I T A L S
                                ---------------

     A. Consultant is currently engaged by Company as a consultant pursuant to an oral consulting agreement, terminable at will by either party, with or without cause; the parties intend to memorialize that agreement in the near future. If and when the agreement is memorialized, terms used herein will be defined consistent with the understanding of the parties as to their use and meaning herein.

     B. As used herein, "Term Year" means a period of twelve (12) consecutive calendar months ending on May 31 of each year. The first Term Year shall commence on the date of this Agreement. The "Term" shall be a period of five (5) consecutive years, commencing with the date of this Agreement.


     Company and Consultant agree as follows:

     1. Subject to the terms and conditions hereof, including the vesting requirements under Paragraph 2, below, Company hereby grants to Consultant the option to purchase sixteen and three hundred twenty-seven one thousandths (16.327) shares ("Option Shares") of Company common stock at a purchase price of One Hundred Twenty-Two Thousand Four Hundred Ninety-Six Dollars and Forty-Eight Cents ($122,496.48) per share.

     2. The option shall vest and be exercisable by Consultant with respect to one-fifth (1/5) of the Option Shares after the completion of the first Term Year, provided Consultant is then and has continuously been engaged by Company. The option shall vest and be exercisable by Consultant with respect to an additional one-fifth (1/5) of the Option Shares after the completion of each Term Year of the Term, provided Consultant is and has continuously been engaged by Company at the end of each such Term Year. Notwithstanding the foregoing:

               (A) if (I) Consultant dies during the Term or Consultant's engagement is terminated by reason of disability, (II) Consultant was until then continuously engaged by Company, and (III) the option has then vested and become exercisable with respect to less than one-half (1/2) of the Option Shares, then the option shall immediately vest and be exercisable by Consultant with respect to an additional number of Option Shares equal to one-half the Option Shares less the number of Option Shares which have theretofore vested and become exercisable;

               (B) if (I) Consultant's engagement is terminated during any Term Year other than for cause, death or disability, (II) Consultant was until then continuously engaged by Company, and (III) the option has then vested and become exercisable with respect to less than one-half (1/2) of the Option Shares, then the option shall immediately vest and be exercisable by Consultant with respect to an additional number of Option Shares equal to one-half the Option Shares less the number of Option Shares which have theretofore vested and become exercisable; and

               (C) if (I) Consultant's engagement is terminated during any Term Year other than for cause, death or disability, (II) Consultant was until then continuously engaged by Company, and (III) the option has then vested and become exercisable with respect to at least one-half (1/2) of the Option Shares, then the option shall, effective immediately prior to such termination, vest and be exercisable by Consultant with respect to that portion of the Option Shares which would have vested upon completion of the Term Year in which Consultant's termination occurs, had such termination not occurred.

          3. Upon termination of Consultant's engagement with Company for any reason, Consultant shall be entitled to exercise only the portion of the option that has vested pursuant to Paragraph 2, above, as of the termination date. Nothing in this Paragraph 3 shall, however, be construed to limit any of

Consultant's rights or remedies in the event of Company's breach of this Agreement.

          4. During Consultant's lifetime, the option may be exercised only by him and may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise) other than by will or the applicable laws of descent or distribution. If Consultant dies at a time when the option, or a portion thereof, is exercisable by him, the portion of the option that is then exercisable by him shall be exercisable by Consultant's executors, personal representatives, legatees or distributees, as applicable.

          5. The option granted hereunder shall be exercised by Consultant by giving written notice to Company stating the number of Option Shares with respect to which the option is being exercised and tendering payment therefor in cash or by certified check. As a condition to the issuance of the Option Shares, Consultant shall (A) execute such further documents and instruments and take whatever acts are necessary in order for the issuance to be in compliance with all applicable federal and state securities laws, (B) enter into a shareholders agreement restricting the transferability of the Option Shares and providing for such other matters as the parties may agree, the terms of which shareholders agreement shall be negotiated in good faith, and (C) enter into a voting trust agreement or such other arrangement as is reasonably satisfactory to Company whereunder Haim Saban (or, in the event of Haim Saban's death, his successor) is granted the power to vote the Option Shares. As soon as reasonably practicable thereafter, a certificate representing the Option Shares with respect to which the option is exercised shall be delivered to Consultant. Such certificate may contain a legend thereon reflecting the restrictions set forth in subparagraphs
(A), (B) and (C), above, and Paragraphs 9 and 10, below.

          6. Consultant shall have none of the rights or privileges of a shareholder of Company in respect of any of the Option Shares, unless and until the purchase price for such Option Shares shall have been paid in full.

          7. The number of Option Shares shall be appropriately adjusted for any increase or decrease in the number of shares of issued and outstanding common stock of Company resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by Company. In the event of any such adjustment, the purchase price per share for the Option Shares as so adjusted shall be adjusted by dividing Two Million Dollars ($2,000,000) by the number of Option Shares as so adjusted. Upon a merger or consolidation of Company in which Company is not the surviving corporation or an exchange of all of the outstanding shares of common stock of Company or all or a substantial portion of the assets of Company for shares of another corporation or equity interests in a partnership, limited partnership, limited liability company or other entity (any such corporation and any such entity is referred to in this Paragraph 7 as a "corporation"), the successor or exchanging corporation shall assume all obligations under this Agreement and such option shall be converted into an option for a number of shares or other equity interests of the successor or exchanging corporation (or cash, property or such other consideration) that Consultant would have received if Consultant had owned the Option Shares on the effective date of such transaction, and the purchase price per share of the stock or other equity interests of the successor or exchanging corporation under such converted option shall be equal to Two Million Dollars ($2,000,000) divided by the number of shares of the stock or other equity interests of such successor or exchanging corporation to which the converted option applies (if, following such merger, consolidation or exchange, Consultant would receive non-share (or other equity interest) consideration upon exercise of the option, the purchase price to be paid upon exercise of the option shall be equal to Two Million Dollars ($2,000,000) multiplied by a fraction equal to that portion of the option then being exercised). Upon the dissolution or liquidation of Company other than following an asset transfer subject to this Paragraph 7, the option granted hereunder shall expire as of the effective date of such transaction, provided, however, that Company shall give at least sixty
(60) days prior written notice of such event to Consultant during which time he shall have a right to exercise his unexercised vested option.

          8. Upon the exercise of the option hereunder, Company shall have the right to require Consultant to remit to Company, prior to the issuance of any Option Shares, an amount sufficient to satisfy all federal, state and local withholding tax requirements. As soon as reasonably practicable following the "initial public offering" (as that term is defined in Paragraph 5(f)(xii) hereof), Company shall prepare, or cause to be prepared, and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), (or such successor form of registration statement as shall then have been adopted by the Commission) covering the offer and sale by Company of the Option Shares underlying the then unexercised portion of the option granted to Employee hereunder, and, to the extent permitted under such form, any Option Shares issued upon exercise of such option prior to the initial public offering; and Company shall use its best efforts during the term of the option to maintain such registration statement in effect, and to comply with the rules and regulations of the Commission applicable to securities covered by such registration statement, so that the issuance of any Option Shares upon exercise of the option shall be registered under the Act.

          9. After Consultant's engagement with Company is terminated for any reason, Company shall purchase from Consultant and Consultant shall sell to Company any and all Option Shares owned by Consultant and the option granted to Consultant hereunder for an amount (the "Termination Purchase Price") equal to
(A) the fair market value of the Option Shares owned by Consultant plus the fair market value of the Option Shares with respect to which Consultant's option has vested but has not been exercised, less (B) Consultant's purchase price, determined under Paragraph 1, above, for the Option Shares with respect to which Consultant's option has vested but has not been exercised. The fair market value of the Option Shares for purposes of the Termination Purchase Price shall be determined by mutual agreement of the parties as of the date of Consultant's termination of his engagement ("Termination Date"). In the event the parties are unable to reach agreement within thirty (30) days of the Termination Date, the fair market value of the Option Shares shall be determined by the following appraisal procedure: Each party shall appoint an appraiser by giving notice of such appointment to the other party within forty-five (45) days from the Termination Date. Such appraiser shall be a certified public accountant practicing in the entertainment, licensing and television industries or such other person with experience in valuing companies in the entertainment, licensing and television businesses. If either party fails to appoint an appraiser within said time period, the other party's appointed appraiser shall be the sole appraiser. If both parties have so appointed appraisers, then within thirty (30) days from the appointment of both parties' appraisers, the appraisers so appointed shall appoint a third appraiser, with the same qualifications. The third appraiser (or the sole appraiser if either party fails to appoint an appraiser within the required time period) shall then determine the fair market value of the Option Shares within sixty (60) days after the appointment of the third appraiser (or within sixty (60) days after the failure by either party to appoint an appraiser within the required time period). The third appraiser, or such sole appraiser, as applicable, is referred to hereinbelow as the "Selected Appraiser." The determination of the Selected Appraiser shall be binding on the parties hereto. The costs and fees of the Selected Appraiser shall be borne equally by the parties hereto. Company shall give the Selected Appraiser reasonable access to its books and records to enable him or her to undertake his or her appraisal. Within ten (10) days after the parties' agreement on the fair market value of the Option Shares, or, failing such agreement, the notification by the Selected Appraiser of his or her appraisal, Company shall pay to Consultant ten percent (10%) of the Termination Purchase Price (the "Down Payment") and shall deliver to Consultant a promissory note (the "Note") for payment of the remainder of the Termination Purchase Price in nine (9) equal annual installments. The Note shall provide for the annual payment of interest on the outstanding balance of the remainder of the Termination Purchase Price at the rate per annum equal to the "prime" or "reference" rate charged by Company's principal bank (currently Imperial Bank), as determined from time to time. Concurrently with the payment of the Down Payment and delivery of the Note, Consultant shall execute and deliver to Company an assignment of the option in form reasonably satisfactory to Company and an assignment separate from certificate for the Option Shares, in each case free and clear of any and all liens, claims, encumbrances and restrictions of any type, kind or nature.

          10. Except as provided below, in the event Haim Saban, any member of his immediate family or any of his affiliated entities (collectively with Haim Saban and such family members, "Saban Entities") sells to a third party in a bona fide sale any of his or its shares of the common stock of Company ("Saban Shares"), the parties agree as follows:

              (a) Company shall purchase from Consultant and Consultant shall sell to Company the "Applicable Percentage," as defined below, of the Option Shares owned by Consultant for a per-share consideration equal to the per-share consideration paid by the third party for the Saban Shares. If the consideration paid by the third party for the Saban Shares includes non-cash consideration and/or deferred consideration, the consideration paid by Company to Consultant for the Option Shares sold by Consultant to Company under this subparagraph (a) shall consist of similar non-cash and/or deferred consideration in the same ratio as the non-cash and/or deferred consideration paid by the third party for the Saban Shares bears to the total consideration paid by the third party for the Saban Shares. The "Applicable Percentage" shall equal the percentage that the Saban Shares sold to the third party represents of the total shares of Company owned by the Saban Entities immediately prior to the sale. The purchase and sale of the Option Shares under this subparagraph (a) shall close no later than ten (10) days after the closing of the sale of the Saban Shares to the third party. Concurrently with the purchase and sale of the Option Shares under this subparagraph (a), Consultant shall execute and deliver to Company an assignment separate from certificate for the Option Shares, free and clear of any and all liens, claims, encumbrances and restrictions of any type, kind or nature.

              a. Company shall pay to Consultant an amount equal to the Applicable Percentage (as defined in subparagraph (a) above) of (x) the per-share consideration paid by the third party for the Saban Shares multiplied by the number of Option Shares with respect to which Consultant's option has vested but has not been exercised, less (y) Consultant's purchase price, determined under Paragraph 1, above, for such Option Shares. If the consideration paid by the third party for the Saban Shares includes non-cash consideration and/or deferred consideration, the payment by Company to Consultant under this subparagraph (b) shall consist of similar non-cash and/or deferred consideration in the same ratio as the non-cash and/or deferred consideration paid by the third party for the Saban Shares bears to the total consideration paid by the third party for the Saban Shares. The payment under this subparagraph (b) shall be made no later than ten
(10) days after the closing of the sale of the Saban Shares to the third party.

              b. The number of Option Shares Consultant shall have the option to purchase pursuant to this Agreement shall immediately be reduced by a number of shares of Company equal to the Applicable Percentage (as defined in subparagraph
(a), above) of the Option Shares with respect to which Consultant's option has vested but has not been exercised. Such reduction shall reduce only the Option Shares with respect to which Consultant's option has vested but has not been exercised and shall not reduce any Option Shares with respect to which Consultant's option has not then vested.

              d. If in connection with any sale of Saban Shares subject to this Paragraph 10, Haim Saban is required to enter into an agreement which includes provisions restricting his ability to compete, directly or indirectly (including, without limitation, through an ownership or licensing arrangement with a competitor or potential competitor of Company), with Company ("noncompetition provisions"), and if the purchaser of the Saban Shares so requires, Consultant shall, in connection with the sale of the Option Shares and payment for vested options under this Paragraph 10, execute and deliver to Company and such purchaser an agreement, in form and substance reasonably acceptable to the purchaser, which agreement shall contain noncompetition provisions, the scope, duration, terms and provisions of which are substantially identical to the noncompetition provisions contained in Haim Saban's agreement; provided, that no separate payment will be required to be made to Consultant on account of such agreement.

This Paragraph 10 shall not apply to (i) any sale by a Saban Entity pursuant to an "initial public offering" (as defined in Paragraph 12) of the common stock of the Company or (ii) any transaction subject to Paragraph 7, above.

          11. The obligations of Company to make any payment or payments to Consultant with respect to the purchase of Option Shares by Company (including any payments under the Note) are subject to the satisfaction by Company of any applicable statutory provisions restricting Company's ability to make such payments, including, without limitation, Section 160 of the Delaware General Corporation Law and Chapter 5 of the California General Corporation Law, and if and to the extent that under those provisions, any such payment would expose the directors of Company to any liability, or would be unlawful, Company shall deliver to Consultant, in lieu of such payment, a promissory note with terms identical to the Note, which note shall be due and payable at the earliest practicable date thereafter when such payment would not be violative of such statutory provisions.

          12. Notwithstanding any provision of this Paragraph Agreement to the contrary, following the earlier to occur of (I) the first closing of an offer and sale of shares of the common stock of Company (whether such shares are sold by Company, existing stockholders or both) for cash pursuant to a firmly underwritten public offering effected pursuant to a registration statement filed by Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (or such successor legislation as shall then be in effect) or (II) the date upon which the shares of common stock of Company are first authorized for quotation on the Nasdaq National Market, or listed on the New York Stock Exchange or American Stock Exchange (either event, an "initial public offering"):

          (A) the provisions of Paragraphs 9 and 10 shall terminate and be of no further force or effect;

          (B) the provisions of any voting trust agreement entered into pursuant to Paragraph 5(C) shall not prevent or restrict Consultant's right to sell and transfer any of the Option Shares free and clear of the obligations therein set forth;

          (C) the option shall terminate and expire, to the extent not theretofore exercised, (x) if Consultant's engagement with Company is terminated for any reason other than for "cause", on the first anniversary of such termination, and (y) if Consultant's engagement with Company is terminated for "cause", on the thirtieth (30th) day following the date of such termination; and

          (D) after Consultant's engagement with Company is terminated for any reason, Company shall have the right and option, exercisable at any time prior to the date of expiration of the option by delivery of written notice of such exercise to Consultant, to purchase from Consultant, and if such option is exercised, Consultant shall sell to Company, any and all Option Shares owned by Consultant on the date of receipt of the notice of exercise (or acquired thereafter upon exercise of the option and prior to the closing of such purchase) and the option granted to Consultant hereunder for an amount equal to the "Termination Purchase Price," as defined in and determined pursuant to the procedures provided in Paragraph 9, above; and within ten (10) days after the parties' agreement on the fair market value of the Option Shares, or, failing such agreement, the notification by the Selected Appraiser of his or her appraisal, Company shall pay the Termination Purchase Price to Consultant, against delivery by Consultant to Company of an assignment of the option in form reasonably satisfactory to Company and an assignment separate from certificate for the Option Shares, in each case free and clear of any and all liens, claims, encumbrances and restrictions of any type, kind or nature.

     13.  ARBITRATION.

       (a) The terms of this Paragraph 13 contain the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Agreement, except those arising under the provisions of Paragraph 9, above. The parties irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in accordance with the terms of this Paragraph 13; any attempt to circumvent the terms of this Paragraph 13 shall be null and void and of no force or effect.

       (b) Within ten (10) days after delivery of written notice (the "Notice of Dispute") of the existence and nature of any dispute given by any party to the other party, and unless otherwise provided herein in any specific instance, the parties shall each

(i) appoint one (1) lawyer actively engaged in the licensed and full time practice of law in the County of Los Angeles for a continuous period immediately preceding the date of delivery (the "Dispute Date") of the Notice of Dispute of not less than ten (10) years, but who has at no time ever represented or acted on behalf of any of the parties, and (ii) deliver written notice of the identity of such lawyer and a copy of his or her written acceptance of such appointment and acknowledgment of and agreement to be bound by the time constraints and other terms of this Paragraph 13 (the "Acceptance") to the other party hereto. In the event that any party fails to so act, that party's arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator. Within ten (10) days after such appointment and notice, such lawyers shall appoint a third lawyer (who, together with the first two (2) lawyers, shall hereinafter be referred to collectively as the "Arbitration Panel") of the same qualification and background as the first two (2) lawyers (including the qualification that he or she has at no time ever represented or acted on behalf of any of the parties) and shall deliver written notice of the identity of such lawyers and a copy of his or her written Acceptance of such appointment to each of the parties. If agreement cannot be reached on the appointment of a third lawyer within such period, such appointment and notification shall be made as rapidly as possible by any court of competent jurisdiction, by any licensing authority, agency or organization having jurisdiction over such lawyers, by any professional association of lawyers in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical membership boundaries of which extend to the County of Los Angeles, or by any arbitration association or organization in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographic boundaries of which extend to the County of Los Angeles, as determined by the party giving such Notice of Dispute and simultaneously confirmed in writing delivered by such party to the other party. Any such court, authority, agency, association or organization shall be entitled either to directly select such third lawyer or to designate in writing delivered to each of the parties an individual who shall do so. In the event of any subsequent vacancies or inabilities to perform among the Arbitration Panel, the lawyer or lawyers involved shall be replaced in accordance with the terms of this Paragraph 13 as if such replacement was an initial appointment to be made under this Paragraph 13 within the time constraints set forth in this Paragraph 13, measured from the date of notice of such vacancy or inability to the person or persons required to make such appointment, with all attendant consequences of failure to act timely if such appointment is not so made. Unless the parties shall otherwise agree, all arbitration proceedings shall be conducted at such location within Los Angeles County as the members of the Arbitration Panel shall by majority vote from time to time designate.

     (c) Consistent with the terms of this Paragraph 13, the members of the Arbitration Panel shall utilize their utmost skill and shall apply themselves diligently so as to hear and decide, by majority vote, the outcome and resolution of any dispute or disagreement submitted to the Arbitration Panel as promptly as possible, but in any event on or before the expiration of sixty (60) days after the appointment of the members of the Arbitration Panel. None of the members of the Arbitration Panel shall have any liability whatsoever for any acts or omissions performed or omitted in good faith pursuant to the provisions of this Article.

     (d) The Arbitration Panel shall (i) enforce and interpret the rights and obligations set forth in this Agreement to the extent not prohibited by law,
(ii) fix and establish any and all rules as it shall consider appropriate in its sole and absolute discretion to govern the proceedings before it, including any and all rules of discovery, procedure and/or evidence, provided however, that such rules shall be consistent with such rules established by the American Arbitration Association and (iii) make and issue any and all orders, final or otherwise, and any all awards, as a court of competent jurisdiction sitting at law or in equity could make and issue and as it shall consider appropriate in its sole and absolute discretion, including the awarding of monetary damages (but specifically excluding the awarding of consequential, punitive or exemplary damages or the awarding of attorneys' fees and costs to either party) to the prevailing party as determined by the Arbitration Panel in its sole and absolute discretion, and the issuance of injunctive relief.

     (e) The decision of the Arbitration Panel shall be final and binding, and may be confirmed and entered by any court of competent jurisdiction at the request of any party and may not be appealed to any court of competent jurisdiction or otherwise, except upon a claim of fraud on the part of any member of the Arbitration Panel (except as to the arbitrator chosen by the party claiming the fraud), or on the basis of a manifest error as to the applicable law. The Arbitration Panel shall retain jurisdiction over any dispute until its award has been implemented, and judgment on any such award may be entered in any court having appropriate jurisdiction and may be enforced against either party and its assets pursuant to applicable laws and procedures.

     (f) Each member of the Arbitration Panel (i) shall be compensated for any and all services rendered under this Paragraph 13 at a rate of compensation equal to the sum of Two Hundred Fifty Dollars ($250.00) per hour, which sum shall be increased each year in accordance with annual increases in the Consumer Price Index for Urban Wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside, California 1982-84 = 100 ("CPI"), and (ii) shall be reimbursed for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceedings before the Arbitration Panel. Such compensation and reimbursement shall be borne by the non-prevailing party as determined by the Arbitration Panel in its sole and absolute discretion, unless the Arbitration Panel does not make a determination that one of the parties is the prevailing party, in which case the parties shall bear the cost as fixed by the Arbitration Panel.

     14.  GENERAL.

          A. Assignment; Successors; Affiliates. Company may assign this Agreement (or the interest of Company therein) to any affiliate of Company or to any entity which is a party to a merger, reorganization, or consolidation with Company or to a subsidiary of Company or to an entity or entities acquiring substantially all of the assets of Company or of any division with respect to which Consultant is providing services (providing any such assignee assumes Company's obligations under this Agreement). Consultant shall, if requested by Company, perform Consultant's services and duties, as specified in this Agreement, to or for the benefit of any subsidiary or other affiliate of Company. Upon such assignment, acquisition, merger, consolidation, or reorganization, the term "Company" as used herein shall be deemed to refer to such assignee or such successor entity. Consultant shall not have the right to assign Consultant's interest in this Agreement, any rights under this Agreement or any duties imposed under this Agreement nor shall Consultant (or Consultant's spouse, heirs, beneficiaries, administrator's or executors) have the right to pledge, hypothecate or otherwise encumber Consultant's right to receive compensation hereunder without the consent of Company.

          B. Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          C. Severability. It is agreed that if any term, covenant, provision, paragraph or condition of this Agreement shall be illegal, such illegality shall not invalidate the whole Agreement but it shall be construed as if not containing the illegal part, and the rights and obligations of the parties shall be construed and enforced accordingly.

          D. Entire Agreement. The parties hereto agree that this Agreement supersedes all existing agreements between Company and Consultant, whether oral, written, expressed or implied, and contains the entire understanding and agreement between the parties. This Agreement shall not be amended, modified, or supplemented in any respect except by a subsequent written agreement entered into by both parties hereto.

          E. Choice of Law. This Agreement and the performance hereunder shall be construed in accordance with and under and pursuant to the internal substantive laws of the State of California applicable to agreements fully executed and to be performed entirely in such state.

          F. Notices. All communications and notices hereunder shall be in writing and shall be deemed to have been duly given and delivered personally if sent by united States registered or certified mail, postage prepaid:


     If to Company: Saban Entertainment, Inc.

               4000 West Alameda Avenue
               Burbank, California 91505
               Attn: Haim Saban

     With a copy to:

               Matthew G. Krane, Esq.
               Attorney
               2051 Hercules Drive
               Los Angeles, California 90046

     If to Consultant:

               Shuki Levy
               ------------------------
               ------------------------

or to such other addresses as my be designated in writing by either of the parties.

          G. No Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or appoint any party the agent of any other party. No party shall hold itself out contrary to the terms of this paragraph and, except as otherwise specifically provided herein, no party shall become liable for the representation, act or omission of any other party. This Agreement is not for the benefit of any third party who is not referred to herein and shall not be deemed to give any right or remedy to any such third party.

          H. Contractual Nomenclature. All reference herein to "Dollars" or "$" shall mean Dollars of the United States of America, its legal tender for all debts public and private. Where used herein and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

          (i) Time of Essence. Time is of the essence of each provision in this Agreement in which time is an element.

          (j) No Adverse Construction. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.



                                     * * *


     IN WITNESS WHEREOF, Company and Consultant have executed this Agreement as of the 1st day of June 1994.



                         SABAN ENTERTAINMENT, INC.



                         By  /s/ Haim Saban
                            ----------------------------


                             /s/ Shuki Levy
                            ----------------------------
                              SHUKI LEVY

                                AMENDMENT NO. 1
                                       TO
                             STOCK OPTION AGREEMENT


     This Amendment No. 1 to Stock Option Agreement (the "Amendment") is made and entered into as of September 26, 1996, by and between Saban Entertainment, Inc., a Delaware corporation ("SEI") and Shuki Levy ("Levy").

                                R E C I T A L S
                                ----------------


          A. Levy and SEI are parties to that certain Stock Option Agreement, dated as of June 1, 1994 (the "Agreement"). All terms defined in the Agreement which are not defined in this Amendment shall have the same meanings when used in this Amendment.

          B. The parties hereto desire to amend the Agreement from and after the effective date of the initial public offering (the "Initial Public Offering") of Fox Kids Worldwide, Inc., a Delaware corporation ("Fox Kids Worldwide").

                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE, in consideration of the foregoing facts, the parties hereto agree that from and after the effective date of the Initial Public Offering, the following sections are amended as follows:


     1.   Expiration of Stock Option.  From and after the effective date of the
          --------------------------
Initial Public Offering, Paragraph 1. of the Agreement is amended by adding the following sentence at the end of such Paragraph.

          "As long as the option is not earlier exercised or terminated in accordance with the terms of this Agreement, the option shall expire on June 1, 2004."

     2.   Termination of Option.  From and after the effective date of the
          ---------------------
Initial Public Offering, Paragraph 12(D) of the Agreement shall terminate and be of no further force or effect.

     3.   Effect of Amendment.  Except as expressly modified herein, all terms
          -------------------
of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.



SABAN ENTERTAINMENT, INC.



By: /s/ Mel Woods
    _________________________

Its: President
     ________________________



SHUKI LEVY

     /s/ Shuki Levy
    _________________________